EXHIBIT A
                                                                       ---------




FOR IMMEDIATE RELEASE:
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November 5, 2004

Contact:       Joseph Mazin, President & CEO
Telephone:     (818) 982-1650
Fax:           (818) 765-5603
Web Site:      http://www.flamemaster.com
               E-mail: releases@flamemaster.com


              FLAMEMASTER'S COMMON STOCK TO BE DELISTED FROM NASDAQ

Sun Valley, California, Flamemaster Corporation (NASDAQ "FAME) announced today that effective with the opening of trading on Monday, November 15, 2004, it's common stock will be de-listed from the NASDAQ Small Cap Market. The common stock will immediately be eligible for quotation on the OTC Bulletin Board under the symbol "FAME".

Flamemaster received a NASDAQ Staff Determination on November 4, 2004 indicating that the Company fails to comply with the minimum 500,000 publicly held shares required for continued listing as set forth in Marketplace Rule 4310( c)(7),

Flamemaster received a de-listing notification from NASDAQ due to concerns over recent transactions and events. The Company recently completed a 1 for 10 reverse stock split, therefore, Flamemaster no longer meets the minimum 500,000 publicly held shares requirement for continued listing. Furthermore, the proposed transaction with Best Holdings will likely constitute a change in voting power and ownership and a change in financial structure.

If the transaction with Best Holdings is completed, the post-transaction company will be required to meet all initial inclusion criteria for the NASDAQ Small Cap Market.

The release herein may contain or identify a forward-looking statement. These statements are based on a number of assumptions and estimates, which are inherently subject to uncertainty and contingencies, many of which are beyond the control of the Company and reflect future business decisions, which are subject to change.